UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

Hexcel Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-8472 (Commission File Number)	94-1109521 (I.R.S. Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of principal executive offices) (Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HXL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The 2021 Annual Meeting of Stockholders of Hexcel Corporation (the “Company”) was held on May 10, 2021.

(b)	(i) The stockholders elected all of the Company’s nominees for director as follows:

Name of Director	Shares For	Shares Against	Abstain	Broker Non-Votes
Nick L. Stanage	66,852,567	5,586,233	83,797	4,666,305
Jeffrey C. Campbell	61,774,629	10,677,978	69,990	4,666,305
Cynthia M. Egnotovich	70,222,069	2,230,533	69,995	4,666,305
Thomas A. Gendron	68,475,796	3,975,337	71,464	4,666,305
Dr. Jeffrey A. Graves	68,044,602	4,405,802	72,193	4,666,305
Guy C. Hachey	71,566,225	884,125	72,247	4,666,305
Dr. Marilyn L. Minus	71,953,850	500,928	67,819	4,666,305
Catherine A. Suever	69,283,261	3,172,050	67,286	4,666,305

(ii)       The stockholders approved, on an advisory, non-binding basis, the 2020 compensation of the Company’s named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
67,042,618	5,067,546	412,433	4,666,305

(iii)       The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021 as follows:

For	Against	Abstain
76,901,812	45,193	241,897

(iv)       The stockholders approved the amendment and restatement of the Hexcel Corporation 2016 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan by 300,000 shares of common stock as follows:

For	Against	Abstain	Broker Non-Votes
72,034,468	398,529	89,600	4,666,305

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2021

Hexcel Corporation

By: /s/ Gail E. Lehman

Name: Gail E. Lehman

Title: Executive Vice President, General Counsel
and Secretary